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EXHIBIT 21 SUBSIDIARIES OF THE REGISTRANT

The following list sets forth the name of the Registrant and each of its subsidiaries, the states or other jurisdictions under which they are organized, and the percentage ownership of the voting securities of each corporation by its immediate parent.

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        NAME OF CORPORATION AND STATE                                        PERCENTAGE OF VOTING SECURITIES
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           UNDER WHICH ORGANIZED(1)                                            OWNED BY IMMEDIATE PARENT(2)
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
F&M BANCORP

   FARMERS & MECHANICS NATIONAL BANK (UNITED STATES OF AMERICA)
     -- Key Holdings, Inc.

     -- Key Management, Inc. (Delaware)
     -- MD General Insurance Agency, Inc.
     -- Keller Stonebraker Insurance, Inc.
        -- Charles S. Gardner Insurance Agency, Inc. (Pennsylvania) -- JRH Insurance, Inc.
     -- Potomac Basin Group Associates, Inc. (District of Columbia) -- TBT Title VIII, Inc.
     -- Central Maryland Service Corporation
     -- Founders Mortgage Company, Inc.
     -- C&F Insurance Agency, Inc.

   HOME FEDERAL SAVINGS BANK (UNITED STATES OF AMERICA)
     -- CLC Associates, Inc.
        -- Keystone General Partnership
     -- Family Home Insurance Agency, Inc.
     -- Home Appraisals, Inc.
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(1) ALL CORPORATIONS ARE ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND
    UNLESS OTHERWISE NOTED

(2) EACH COMPANY OWNS 100% OF THE OUTSTANDING COMMON STOCK (OR PARTNERSHIP INTEREST(S) AS THE CASE MAY BE) OF EACH OF ITS SUBSIDIARIES EXCEPT CLC ASSOCIATES, INC., WHICH OWNS AN 80% GENERAL PARTNERSHIP INTEREST IN KEYSTONE GENERAL PARTNERSHIP.